Exhibit 21.1

Subsidiaries of Tucows Inc., a Pennsylvania corporation

1.	Tucows (Delaware) Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows Inc.

2.	Tucows Domains Services, Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

3.	Tucows.com Co., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows Domains Services, Inc.

4.	Wavelo, Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

5.	Tucows (UK) Limited, a company incorporated in England and Wales, is a wholly owned subsidiary of Tucows.com Co.

6.	Tucows (Australia) Pty Limited, a Victoria corporation, is a wholly owned subsidiary of Tucows.com Co.

7.	EPAG Domainservices GmbH, a Bonn corporation, is a wholly owned subsidiary of Tucows.com Co.

8.	Ting Inc., a Delaware corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

9.	Tucows Domains Inc., an Ontario corporation, is a wholly owned subsidiary of Tucows.com Co.

10.	Contact Privacy Inc., an Ontario corporation, is a wholly owned subsidiary of Tucows.com Co.

11.	Tucows Fiber, Inc, a Delaware corporation, is a wholly owned subsidiary of Tucows (Delaware) Inc.

12.	Ting Fiber, LLC., a Delaware limited liability company, is a wholly owned subsidiary of Tucows Fiber, Inc.

13.	Ting Virginia, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Issuer, LLC.

14.	Blue Ridge Websoft, LLC, a Virginia limited liability company, is a wholly owned subsidiary of Ting Fiber, LLC.

15.	Fiber Roads, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Virginia, LLC.

16.	Navigator Network Services, LLC, a Virginia limited liability company, is a wholly owned subsidiary of Ting Fiber, LLC.

17.	Tucows (Emerald), LLC, a Delaware limited liability company, is a wholly owned subsidiary of Tucows Domains Services, Inc.

18.	eNom, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Tucows (Emerald), LLC.

19.	eNom Canada Corp. a Nova Scotia corporation, is a wholly owned subsidiary of eNom, LLC.

20.	Whois Privacy Protection Services, Inc, a Nevada corporation, is a wholly owned subsidiary of eNom, LLC.

21.	Secure Business Services, Inc., a Nevada corporation, is a wholly owned subsidiary of eNom, LLC.

22.	Ascio Technologies, Corp., a Nova Scotia corporation, is a wholly owned subsidiary of Tucows.com Co.

23.	Cedar Holdings Group, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Issuer, LLC.

24.	Zippytech, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Cedar Holdings Group, LLC.

25.	Ting Telecom California LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Fiber, LLC.

26.	Simply Bits, LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Issuer, LLC.

27.	Ting Holdco LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Fiber, LLC.

28.	Ting Issuer LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Holdco, LLC.

29.	Ting Internet LLC, a Delaware limited liability company, is a wholly owned subsidiary of Ting Issuer, LLC.

31.	Ting-Memphis Co, a Delaware limited partnership, is a wholly owned subsidiary of Ting Fiber, LLC.

32.	Tucows Domains (India) Pvt Ltd, an Indian Private Limited Company, is a wholly owned subsidiary of Tucows.com Co.

33.	Tucows Domains (India) Pvt Ltd., an Indian Private Limited Company, is a wholly owned subsidiary of Tucows.com Co.